Exhibit 99.1

VBI Vaccines to Provide an Update on its CMV Vaccine

Program at the Tenth Annual IMVACS Summit

CAMBRIDGE, MA (August 26, 2015) – VBI Vaccines (Nasdaq: VBIV) (“VBI”) is scheduled to present at the Tenth Annual Immunotherapy and Vaccine (“IMVACS”) Summit on Wednesday, August 26th, 2015 at 4:30 PM ET. The event is being held at the Marriott Long Wharf Hotel in Boston, MA.

Adam Buckley, VBI’s Vice President of Business Development, will deliver a presentation entitled, Enveloped Virus-Like Particles, A Novel and Immunogenic Expression Platform. Mr. Buckley’s presentation will provide an overview of VBI’s eVLP Platform and an update on the progress of the company’s cytomegalovirus (“CMV”) vaccine program. The presentation is available at: http://www.vbivaccines.com/wire/imvacs-2015

“VBI, with its contractors, is now manufacturing its CMV vaccine candidate at a 50L production scale with high yields and purity,” said Mr. Buckley. “Planned human doses and formulations have met internal targets for stability, consistency, and potency. Formal toxicology studies are underway and we anticipate beginning a human Phase I clinical trial in the first quarter of 2016.”

VBI’s eVLP Platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines. eVLPs are an innovative new class of synthetic vaccines that are designed to closely resemble the structure of enveloped viruses. Because of their structural similarity to viruses found in nature, eVLPs are capable of imparting greater immunity than immunization with the same recombinant target protein alone. VBI is focused first on applying its eVLP technology to develop a prophylactic CMV vaccine.

The IMVACS Summit brings together a global audience of vaccine researchers and developers with coverage of adjuvants, vaccines, and immunotherapy technologies. For more information, visit: http://bit.ly/imvacs-2015

Event Details

●	Event: Tenth Annual Immunotherapies and Vaccine (“IMVACS”) Summit
●	Date: Wednesday, August 26th, 2015
●	Time: 4:30 PM ET
●	Location: Marriott Long Wharf Hotel in Boston, MA
●	Downloadable Presentation: http://www.vbivaccines.com/wire/imvacs-2015/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://ir.vbivaccines.com/

Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com